Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of September 30, 2021 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 have been derived from the historical consolidated financial statements of the Company, as adjusted to give effect to our sale of all of the outstanding membership interests in Microlab, and are intended to reflect the impact of the Sale Transaction on the Company on a pro forma basis as of and for the periods indicated.

The unaudited pro forma consolidated balance sheet reflects the Sale Transaction as if it had been consummated on January 1, 2020, and includes pro forma adjustments for preliminary estimates made by management.

The unaudited pro forma consolidated financial statements of the Company and its subsidiaries have been prepared using assumptions and estimates that the Company’s management believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the Company. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of Microlab. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with accounting principles generally accepted in the United States of America.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the nine months ended September 30, 2021 (unaudited) and for the year ended December 31, 2020 (audited), including the related notes, filed with the Securities and Exchange Commission on Form 10-Q on November 10, 2021 and on Form 10-K on March 19, 2021, respectively.

Wireless Telecom Group, Inc.

Unaudited Pro Forma Balance Sheet

As of September 30, 2021

(in thousands, except share amounts)

	WTG As Reported	Pro Forma Adjustments		WTG As Adjusted
CURRENT ASSETS
Cash & cash equivalents	$1,283	$17,028	(a)	$18,311
Accounts receivable - net of reserves of $216	7,420	(3,079	)(c)	4,341
Inventories - net of reserves of $1,241	9,655	(3,907	)(c)	5,748
Prepaid expenses and other current assets	2,058	(57	)(c)	2,001
TOTAL CURRENT ASSETS	20,416	9,985		30,401

PROPERTY PLANT AND EQUIPMENT - NET	1,629	(480	)(c)	1,149

OTHER ASSETS
Goodwill	11,461	(1,351	)(c)	10,110
Acquired intangible assets, net	4,249	-		4,249
Deferred income taxes, net	6,162	-		6,162
Right of use assets	1,282	-		1,282
Other	548	(190	)(c)	358
TOTAL OTHER ASSETS	23,702	(1,541)		22,161

TOTAL ASSETS	$45,747	$7,964		$53,711

CURRENT LIABILITIES
Short term debt	$150	$(150	)(b)	$-
Accounts payable	2,205	(521	)(c)	1,684
Short term leases	572	-		572
Accrued expenses and other current liabilities	7,656	(1,511	)(c)	6,145
Deferred revenue	691	(117	)(c)	574
TOTAL CURRENT LIABILITIES	11,274	(2,299)		8,975

LONG TERM LIABILITIES
Long term debt	3,578	(3,578	)(b)	-
Long term leases	766	-		766
Other long term liabilities	1,678	-		1,678
Deferred tax liability	444	-		444
TOTAL LONG TERM LIABILITIES	6,466	(3,578)		2,888

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-			-
Common Stock, $.01 par value, 75,000,000 shares authorized 35,550,342 shares issued, 22,310,889 shares outstanding	355	-		355
Additional paid in capital	51,305	-		51,305
Retained earnings/(deficit)	171	13,841	(a)	14,012
Treasury stock at cost, 13,239,453 shares	(24,600)	-		(24,600)
Accumulated other comprehensive income	776	-		776
TOTAL SHAREHOLDERS’ EQUITY	28,007	13,841		41,848

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,747	$7,964		$53,711

Wireless Telecom Group, Inc.

Unaudited Pro Forma Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine months ended September 30, 2021				Year ended December 31, 2020
	WTG As Reported	Pro Forma Adjustments		WTG As Adjusted	WTG As Reported	Pro Forma Adjustments		WTG As Adjusted
Net revenues	$36,168	$(12,820	)(d)	$23,348	$41,748	$(17,667	)(d)	$24,081

Cost of revenues	17,549	(7,334	)(d)	10,215	20,781	(9,794	)(d)	10,987

Gross profit	18,619	(5,486)		13,133	20,967	(7,873)		13,094

Operating expenses:
Research and development	4,281	(671	)(d)	3,610	6,389	(911	)(d)	5,478
Sales and marketing	5,266	(1,725	)(d)	3,541	6,955	(2,437	)(d)	4,518
General and administrative	8,469	(184	)(d)	8,285	9,907	(310	)(d)	9,597
Goodwill impairment	-	-		-	4,742	-		4,742
Loss on change in fair value of contingent consideration	1,000	-		1,000	1,073	-		1,073
Total operating expenses	19,016	(2,580)		16,436	29,066	(3,658)		25,408

Operating income/(loss)	(397)	(2,906)		(3,303)	(8,099)	(4,215)		(12,314)

Extinguishment of PPP Loan	2,045	-		2,045				-
Other income/(expense)	29	312	(e)	341	187	402	(e)	589
Interest expense	(947)	946	(f)	(1)	(985)	985	(f)	-

Income/(Loss) before taxes	730	(1,648)		(918)	(8,897)	(2,827)		(11,724)

Tax provision/(benefit)	(386)	(148	)(g)	(534)	(809)	(254	)(g)	(1,063)

Net income/(loss)	$1,116	$(1,500)		$(384)	$(8,088)	$(2,573)		$(10,661)

Other comprehensive income/(loss):
Foreign currency translation adjustments	(64)	-		(64)	190	-		190
Comprehensive Income/(Loss)	$1,052	$(1,500)		$(448)	$(7,898)	$(2,573)		$(10,471)

Loss per share:
Basic	$0.05			$(0.02)	$(0.37)			$(0.49)
Diluted	$0.05			$(0.02)	$(0.37)			$(0.49)

Weighted average shares outstanding:
Basic	21,900			21,900	21,657			21,657
Diluted	24,219			21,900	21,657			21,657

Notes to the Unaudited Pro Forma Financial Information

Note 1 – Basis of Presentation

The historical unaudited consolidated balance sheet as of September 30, 2021 reflects the reported assets, liabilities and shareholders’ equity of the Company with pro forma adjustments associated with the proposed sale of the membership interests of Microlab, consisting primarily of trade accounts receivable, inventory, accounts payable and accrued expenses.

The unaudited pro forma consolidated balance sheet as of September 30, 2021 has been prepared in accordance with the Securities and Exchange Commission’s pro forma rules under Regulation S-X Article 11 assuming the sale of Microlab occurred as of that date. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 have been prepared assuming that the sale of Microlab occurred as of January 1, of each period presented. All material adjustments required to reflect the sale of Microlab are set forth in the columns labeled “Pro Forma Adjustments”. The data contained in the columns labeled “WTG As Reported” is derived from WTG’s historical unaudited consolidated balance sheet as of September 30, 2021 and WTG’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2021 and audited consolidated statement of operations for the year ended December 31, 2020.

Note 2 – Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma consolidated balance sheet:

(a)	To record as of September 30, 2021 (i) the expected net proceeds from the sale of Microlab and (ii) the expected gain on the sale of Microlab pursuant to the terms of the Purchase Agreement:

Amount (in thousands)
Gross consideration from the sale of Microlab	$24,250
Estimated closing and transaction costs	(1,960)
Repayment of Term Debt	(4,462)
Estimated cash taxes	(800)
Expected Net Proceeds from sale of Microlab	$17,028

Amount (in thousands)
Gross consideration from the sale Microlab	$24,250
Estimated Closing and transaction costs	(1,960)
Estimated cash taxes	(800)
Book value of Microlab assets	(6,915)
Debt discount associated with Term Debt	(734)
Estimated gain on sale of Microlab	$13,841

Note – The expected net gain on the sale of Microlab has not been reflected in the pro form consolidated statements of operations.

(b)	To record the repayment of term debt and elimination of debt discount associated with term debt.

(c)	To eliminate the net assets of Microlab consisting of trade accounts receivable, inventory, prepaid and other current assets, goodwill, net fixed assets, accounts payable, accrued expenses and deferred revenue.

(d)	To eliminate the operating activity related to Microlab which includes net revenues, costs of revenues, research and development, sales and marketing and general and administrative expenses (in thousands):

	9 months ended	12 months ended
	9/30/2021	12/31/2020
Net revenues	$12,820	$17,667
Cost of revenues	$7,334	$9,794
Research and development expenses	$671	$911
Selling and marketing expenses	$1,725	$2,437
General and administrative expenses	$184	$310

(e)	To record sublease income related to Microlab’s sublease of 25 Eastman’s Road Parsippany N.J. Microlab will continue operations at 25 Eastman’s Road pursuant to a sublease arrangement between WTG and Microlab.

(f)	To eliminate interest expense related to our term debt and debt discount amortization.

(g)	To revise the tax benefit for elimination of Microlab taxable income.